                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date earliest event reported)  DECEMBER 23, 2002
                                                    --------------------

                             MTR GAMING GROUP, INC.
                     --------------------------------------
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                     --------------------------------------
                 (State or other jurisdiction of incorporation)


                                                         84-1103135
 --------------------------------------    -------------------------------------
       (Commission File Number)             (IRS Employer Identification Number)


                   STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
 -------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                      26034
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                                   (Zip Code)


   Registrant's Telephone Number, Including Area Code:   (304) 387-8300
                                                        ---------------


                                       N/A
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.


         On December 23, 2002, MTR Gaming Group, Inc. ("MTR") and Scioto Downs, Inc. ("Scioto") executed a Merger Agreement pursuant to which, upon and subject to consummation of the merger as provided in such agreement, Scioto will become a wholly-owned subsidiary of MTR.

         Pursuant to the Merger Agreement, MTR has agreed to pay $32.00 per share, in cash, for the 595,767 outstanding shares of Scioto's common stock. Each Scioto shareholder may elect to receive, instead of the $32.00 per share amount, an amount equal to $17.00 plus, in certain circumstances set forth in the Merger Agreement, ten (10) annual contingent earnout payments based upon 10% of the growth of Scioto's EBITDA (earnings before interest, taxes, depreciation and amortization) compared to the average of Scioto's EBITDA for the three fiscal years ending October 31, 2002. In the event any contingent earnout payment is prohibited by an authorized governmental authority, a final payment of $15.00 per share would be made instead. If the contingency set forth in the merger agreement is not satisfied, however, Scioto shareholders who elected the contingent earnout payment would receive only the $17 per share amount.

         The Merger Agreement is subject to termination by either party if the merger is not consummated on or before December 31, 2003. The merger transaction has been approved by the Boards of Directors of both MTR and Scioto.

         Consummation of the transaction is subject to various customary conditions, including, among other things, MTR's successful completion of its due diligence review, approval by MTR's lenders, approval by Scioto's shareholders and the obtaining of all necessary regulatory approvals, including but not limited to the Ohio Racing Commission.

         MTR expects to finance the transaction with a combination of cash on hand, cash flow from operations and borrowings under MTR's lines of credit. Additionally, MTR anticipates that prior to Scioto's mailing of its proxy statement to its shareholders, MTR will have obtained a bank commitment for any additional funding required to complete the merger, although no assurances can be given.



CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION:

         Except for historical information, this report contains forward-looking statements concerning, among other things, future plans and operating results, and specifically, the consummation of the merger transaction and its impact on MTR. Such statements are based on MTR's current plans and expectations and are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties, with respect to consummation of the merger, include but are not limited to due diligence, satisfaction of all closing conditions set forth in the merger agreement, receipt of all regulatory approvals, financing, and compliance by all parties with the material terms of the merger agreement. With respect to forward-looking statements concerning operations and results upon a closing of the merger transaction, such risks and uncertainties

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include but are not limited to successful integration of Scioto's operations into MTR's operations, retention of Scioto's key personnel and the ability to attract new personnel to Scioto, successful cross marketing of Scioto with MTR's Mountaineer Racetrack & Gaming Resort, Scioto's history of operating losses, the impact of accounting for good will in the transaction, and other factors described in MTR's periodic reports filed with the Securities and Exchange Commission. MTR does not intend to update publicly any forward-looking statements, except as may be required by law.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      EXHIBITS:

         EXHIBIT NO.                           DESCRIPTION
        -----------                            -----------
            10.1           Agreement and Plan of Merger dated December 23, 2002, entered into by and among the registrant and Scioto Downs, Inc. and Racing
                           Acquisition

            99.1           Press Release dated December 24, 2002


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     MTR GAMING GROUP, INC.


                                     By:    \s\ Edson R. Arneault
                                         ----------------------------
                                         Edson R. Arneault, President

Date:    December 24, 2002


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